Exhibit 99.1

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

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July 27, 2020	GERMAN AMERICAN BANCORP, INC. (GABC) REPORTS SECOND QUARTER 2020 EARNINGS

Jasper, Indiana: July 27, 2020 -- German American Bancorp, Inc. (Nasdaq: GABC) reported quarterly earnings of $14.3 million, or $0.54 per share, for the quarter ending on June 30, 2020. The second quarter 2020 performance compared to first quarter 2020 net income of $12.5 million, or $0.47 per share, and to second quarter 2019 net income of $15.3 million, or $0.61 per share. The operating results comparison was reflective of the inclusion of the acquisition of Citizens First Corporation of Bowling Green, Kentucky on July 1, 2019.

End-of-period loans, as of June 30, 2020, were approximately $3.3 billion, which represented an increase of $253 million, or approximately 8%, from end-of-period loans as of March 31, 2020 and an increase of $550 million, or approximately 20%, from end of period loans as of June 30, 2019. Total deposits at June 30, 2020 of approximately $4.0 billion increased by $501 million, or approximately 14%, relative to first quarter 2020 end-of-period total deposits and an increase of $851 million, or approximately 27%, as compared to second quarter end-of-period deposits in the prior year. Approximately 50% of the deposit growth during both periods of comparison occurred within the extremely valuable non-interest bearing demand deposit category.

The increase in end-of-period loans and deposits as of June 30, 2020, as compared to March 31, 2020, was largely related to both the origination of approximately $350 million in Paycheck Protection Program (“PPP”) loans to nearly 3,000 local business clients, supporting the retention of over 40,000 jobs throughout our market area, and the deposit of those funds into business operating accounts. The Company also experienced an overall significant inflow of other customer deposits during the second quarter of 2020 contributing to the extraordinary level of quarter-over-quarter deposit growth. The increase in year-over-year period end loans and deposits was related to these same factors, as well as to the acquisition of Citizens First on July 1, 2019.

Commenting on the Company’s second quarter performance, Mark A. Schroeder, German American’s Chairman & CEO, stated, "We’re pleased to report another period of solid profitability during the second quarter of 2020, producing $14.3 million, or $0.54 per share, in earnings for the quarter, which was inclusive of a $5.9 million provision for credit losses. This level of profitability is reflected in second quarter-end 2020 tangible book value per share of $17.44, which increased by 11%, on an annualized basis, from the prior quarter-end and by 13% from second quarter-end 2019 tangible book value per share.

Certainly, the second quarter saw a period of unprecedented organic growth of both loans and deposits for our Company in the face of operating with a number of constraints related to the COVID-19 pandemic. I’m extremely proud of our German American team of financial professionals, who, in the face of these challenges, delivered solid quarterly earnings performance and tangible book value per share growth, originated a record

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

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level of commercial and residential mortgage loans and generated a record level of deposit growth. It’s only due to their extraordinary level of commitment and dedication that we were able accomplish all of this under extremely challenging operating conditions.”

Schroeder continued, “Our financial results for the second quarter of 2020 reflect the effects of the combination of stressed economic conditions and net interest margin pressures alongside the positive impact of record levels of loans and deposits. As we plan for the continuation of a period of economic uncertainty, we also continued to build our loan loss reserve during the second quarter, increasing the allowance for credit losses to $42.4 million (in addition to net fair value adjustments on acquired loans of $9.8 million). This represents a strong 1.30% of total loans and 1.45% excluding PPP loans from total loans. In this period of uncertainty, it’s prudent to maintain our disciplined credit culture, as evidenced by the Company’s improved credit metrics, while putting funds aside for the possibility of future credit challenges.”

The Company also announced its Board of Directors declared a regular quarterly cash dividend of $0.19 per share, which will be payable on August 20, 2020 to shareholders of record as of August 10, 2020.

COVID-19 Pandemic Loan Information

The Company is participating in the Paycheck Protection Program (“PPP”) for loans provided through the Small Business Administration (“SBA”), as established under the Coronavirus Aid, Relief and Economic Security Act (the "CARES Act"). Under this program, the Company has lent funds primarily to its existing loan and/or deposit customers, based on a pre-determined SBA-developed formula, intended to incentivize small business owners to retain their employees. These loans carry a customer interest rate of 1.00% plus a processing fee that varies depending on the balance of the loan at origination and have a two-year or five-year maturity, depending on when the loan was made. The vast majority of the Company's PPP loans have two-year maturities. As of June 30, 2020, the Company has committed approximately $349.5 million, on 2,998 PPP loan relationships, under this program, with gross processing fees estimated to total approximately $12.6 million ($12.0 million net of processing costs).

In response to requests from borrowers who have experienced pandemic-related business or personal cash flow interruptions, and in accordance with recently issued regulatory guidance, the Company has made short-term loan modifications involving both interest only and full payment deferrals. As of June 30, 2020 the following payment modifications have been made:

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

3 of 16

Type of Loans	Number of Loans	Loan Balance	% of Loan Type (excludes PPP Loans)
(dollars in thousands)
Commercial & Industrial Loans	257	$54,300	10.8%
Commercial Real Estate Loans	392	224,664	15.3%
Agricultural Loans	8	1,175	0.3%
Consumer Loans	80	1,115	0.4%
Residential Mortgage Loans	110	23,103	8.2%
Total	847	$304,357	10.4%

To date, the Company has not experienced significant customer requests for additional loan modifications, within the commercial and industrial loan and commercial real estate loan portfolios, after the initial short-term modifications granted for those customers during the second quarter of 2020.

The Company tracks lending exposure by industry classification to determine potential risk associated with industry concentrations, if any, that could lead to additional credit loss exposure. As a result of the COVID-19 pandemic, the Company has initially identified loan segments that could represent a potentially higher level of credit risk, as many of these customers may have incurred a significant negative impact to their businesses as a result of governmental stay-at-home orders and travel restrictions. At June 30, 2020, the Company had the following exposure to these potentially sensitive COVID-19 identified loan segments:

Industry Segment	Number of Loans	Outstanding Balance	% of Total Loans
(dollars in thousands)
Lodging / Hotels	51	$130,112	4.0%
Student Housing	107	94,226	2.9%
Retail Shopping / Strip Centers	61	93,172	2.9%
Restaurants	190	50,724	1.6%

Balance Sheet Highlights

Total assets for the Company totaled $4.851 billion at June 30, 2020, representing an increase of $527.2 million, or 49% on an annualized basis, compared with March 31, 2020 and an increase of $880.3 million, or 22%, compared with June 30, 2019. The increase in total assets during the second quarter of 2020 compared with March 31, 2020 has been impacted by the Company's participation in the PPP and by significant growth of deposits during the second quarter of 2020. During the second quarter of 2020 compared with March 31, 2020,

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

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federal funds sold and other short-term investments increased by $183.4 million and the Company's securities available for sale portfolio increased by $86.5 million. These increases were largely driven by the increased level of deposits during the second quarter of 2020. In addition, loans increased $252.5 million as of the end of the second quarter of 2020 compared with March 31, 2020 impacted primarily by the Company's participation in the PPP.

The increase in total assets as of June 30, 2020 compared to a year ago was was also driven by the acquisition of Citizens First Corporation ("Citizens First"). On July 1, 2019, the Company completed its acquisition of Citizens First and its subsidiary bank, Citizen First Bank, Inc. Citizens First, headquartered in Bowling Green, Kentucky, operated eight retail banking offices through Citizens First Bank, Inc. in Barren, Hart, Simpson and Warren Counties in Kentucky.

June 30, 2020 total loans increased $252.5 million, or 33% on an annualized basis, compared with March 31, 2020 and increased $550.3 million, or 20%, compared with June 30, 2019. The increase in loans during the second quarter of 2020 compared with the first quarter of 2020 was primarily the result in the Company's participation in the PPP. Excluding the $349.5 million in PPP loans ($338.7 million net of deferred fees) at June 30, 2020, total loans declined by $86.2 million, or 11% on an annualized basis, during the second quarter of 2020 compared with the quarter ended March 31, 2020. The decline in total loans excluding the PPP loans was impacted by continued elevated pay-offs within the commercial real estate loan portfolio, reduced line utilization within the commercial loan portfolio partially attributable to the PPP loan originations during the second quarter of 2020, and continued pay-downs in the Company's residential loan portfolio related to the current interest rate environment. The increase in outstanding loans as of June 30, 2020 compared to a year ago was largely attributable to PPP loans and to the acquisition of Citizens First.

End of Period Loan Balances	6/30/2020	3/31/2020	6/30/2019
(dollars in thousands)

Commercial & Industrial Loans	$852,416	$565,780	$554,290
Commercial Real Estate Loans	1,473,234	1,489,353	1,213,579
Agricultural Loans	373,483	366,286	364,116
Consumer Loans	291,555	303,447	280,963
Residential Mortgage Loans	280,246	293,550	307,726
	$3,270,934	$3,018,416	$2,720,674

The Company’s allowance for credit losses totaled $42.4 million at June 30, 2020 compared to $36.6 million at March 31, 2020 and $16.2 million at June 30, 2019. The allowance for credit losses represented 1.30% of

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

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period-end loans at June 30, 2020 compared with 1.22% of period-end loans at March 31, 2020 and 0.60% of period-end loans at June 30, 2019.

The Company adopted ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326) ("CECL") on January 1, 2020. As a result, the Company recognized a one-time cumulative adjustment to the allowance for credit losses of $15.7 million. The increase was primarily related to the Company's acquired loan portfolio which totaled approximately $851.1 million at the time of adoption. The increase included $6.9 million in non-accretable credit marks allocated to purchased credit deteriorated loans which were grossed up between loans and the allowance for credit losses. Under the CECL model, certain acquired loans continue to carry a fair value discount as well as an allowance for credit losses. As of June 30, 2020, the Company held net discounts on acquired loans of $9.8 million.

The allowance for credit losses increased during the quarter ended June 30, 2020, as a result of the Company recording a $5.9 million provision for credit losses while recording net charge-offs of approximately $110,000. This followed an increase in the allowance for credit losses during the quarter ended March 31, 2020, that resulted from the Company recording a $5.2 million provision for credit losses while recording net charge-offs of approximately $440,000. The provision for credit losses was elevated in the first and second quarters of 2020 primarily due to the recent developments related to the COVID-19 pandemic and the resulting impact on the economic assumptions used in the CECL model.

Non-performing assets totaled $19.6 million at June 30, 2020 compared to $19.1 million at March 31, 2020 and $12.5 million at June 30, 2019. Non-performing assets represented 0.40% of total assets at June 30, 2020, 0.44% at March 31, 2020, and 0.32% at June 30, 2019. Non-performing loans totaled $19.1 million at June 30, 2020 compared to $18.5 million at March 31, 2020 and $11.9 million at June 30, 2019. Non-performing loans represented 0.59% of total loans at June 30, 2020 compared to 0.61% at March 31, 2020 and 0.44% at June 30, 2019. The increase in the level of non-performing assets and non-performing loans at June 30, 2020 compared with June 30, 2019 was largely attributable to the gross-up of purchased credit deteriorated loans upon the adoption of the CECL standard during 2020 and the acquisition of Citizens First.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

6 of 16

Non-performing Assets
(dollars in thousands)
	6/30/2020	3/31/2020	6/30/2019
Non-Accrual Loans	$16,183	$18,099	$10,929
Past Due Loans (90 days or more)	2,948	355	959
Total Non-Performing Loans	19,131	18,454	11,888
Other Real Estate	425	625	635
Total Non-Performing Assets	$19,556	$19,079	$12,523

Restructured Loans	$114	$116	$118

June 30, 2020 total deposits increased $500.9 million, or 58% on an annualized basis, compared to March 31, 2020 and increased $850.6 million, or 27%, compared with June 30, 2019. The increase in total deposits at June 30, 2020 compared with the end of the first quarter of 2020 was partially attributable the Company's participation in the PPP and a seasonal increase in public fund operating deposits as well as an overall inflow of customer deposits during the second quarter of 2020. The increase in total deposits at June 30, 2020 compared with June 30, 2019 was impacted by participation in the PPP and inflows of customer deposits during the second quarter of 2020 as well as the acquisition of Citizens First.

End of Period Deposit Balances	6/30/2020	3/31/2020	6/30/2019
(dollars in thousands)

Non-interest-bearing Demand Deposits	$1,139,928	$869,847	$725,367
IB Demand, Savings, and MMDA Accounts	2,267,092	2,008,757	1,805,694
Time Deposits < $100,000	293,059	303,519	248,744
Time Deposits > $100,000	279,354	296,391	349,027
	$3,979,433	$3,478,514	$3,128,832

Results of Operations Highlights – Quarter ended June 30, 2020

Net income for the quarter ended June 30, 2020 totaled $14,255,000, or $0.54 per share, an increase of 15% on a per share basis compared with the first quarter 2020 net income of $12,472,000, or $0.47 per share, and a decline of 11% on a per share basis compared with the second quarter 2019 net income of $15,271,000, or $0.61 per share.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

7 of 16

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Quarter Ended			Quarter Ended			Quarter Ended
	June 30, 2020			March 31, 2020			June 30, 2019

	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets
Federal Funds Sold and Other
Short-term Investments	$239,164	$84	0.14%	$45,687	$158	1.39%	$21,257	$85	1.62%
Securities	897,193	6,087	2.71%	869,969	6,205	2.85%	842,282	6,529	3.10%
Loans and Leases	3,253,169	38,154	4.71%	3,059,398	37,936	4.98%	2,721,630	35,135	5.18%
Total Interest Earning Assets	$4,389,526	$44,325	4.06%	$3,975,054	$44,299	4.48%	$3,585,169	$41,749	4.67%

Liabilities
Demand Deposit Accounts	$1,074,739			$847,891			$715,681
IB Demand, Savings, and
MMDA Accounts	$2,220,549	$1,535	0.28%	$1,993,171	$2,956	0.60%	$1,797,228	$2,945	0.66%
Time Deposits	586,179	2,208	1.51%	638,460	2,701	1.70%	631,174	2,814	1.79%
FHLB Advances and Other Borrowings	227,562	1,339	2.37%	236,148	1,658	2.82%	246,229	1,636	2.67%
Total Interest-Bearing Liabilities	$3,034,290	$5,082	0.67%	$2,867,779	$7,315	1.03%	$2,674,631	$7,395	1.11%

Cost of Funds			0.47%			0.74%			0.83%
Net Interest Income		$39,243			$36,984			$34,354
Net Interest Margin			3.59%			3.74%			3.84%

During the second quarter of 2020, net interest income totaled $38,459,000, an increase of $2,203,000, or 6%, compared to the first quarter of 2020 net interest income of $36,256,000 and an increase of $4,818,000, or 14%, compared to the second quarter of 2019 net interest income of $33,641,000.

The increase in net interest income during the second quarter of 2020 compared with the first quarter of 2020 was largely attributable to an increased level of loans related to the PPP, with a corresponding increase in

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

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interest income and fees. The average balance of PPP loans during the second quarter of 2020 was approximately $276 million while the net fees recognized through interest income on those loans totaled approximately $1.1 million.

The increased level of net interest income during the second quarter of 2020 compared with the second quarter of 2019 was primarily the result of of the acquisition Citizens First and participation in the PPP.

The tax equivalent net interest margin for the quarter ended June 30, 2020 was 3.59% compared with 3.74% in the first quarter of 2020 and 3.84% in the second quarter of 2019. The lower net interest margin during the second quarter of 2020 compared with both the first quarter of 2020 and the second quarter of 2019 was attributable to lower market interest rates, excess liquidity on the balance sheet that resulted from significant deposit growth during the second quarter of 2020 and the 1% interest rate applicable to the PPP loans. Accretion of loan discounts on acquired loans contributed approximately 19 basis points to the net interest margin on an annualized basis in the second quarter of 2020, 14 basis points in the first quarter of 2020 and 12 basis points in the second quarter of 2019.

During the quarter ended June 30, 2020, the Company recorded a provision for credit loss of $5,900,000 compared with a provision for loan loss of $5,150,000 in the first quarter of 2020 and compared with a provision for loan loss of $250,000 during the second quarter of 2019. The increase in the provision for credit losses compared to both the first quarter of 2020 and the second quarter of 2019 was primarily due to the developments related to the COVID-19 pandemic and the resulting impact on the economic assumptions used in the CECL model.

Net charge-offs totaled $110,000 or 1 basis point on an annualized basis of average loans outstanding during the second quarter of 2020, compared with $440,000 or 6 basis points on an annualized basis of average loans during the first quarter of 2020 and compared with $254,000 or 4 basis points of average loans during the second quarter of 2019.

During the quarter ended June 30, 2020, non-interest income totaled $12,423,000, a decline of $1,658,000, or 12%, compared with the first quarter of 2020 and an increase of $1,914,000, or 18%, compared with the second quarter of 2019.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

9 of 16

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Income	6/30/2020	3/31/2020	6/30/2019
(dollars in thousands)

Trust and Investment Product Fees	$1,867	$2,031	$1,913
Service Charges on Deposit Accounts	1,365	2,237	2,024
Insurance Revenues	1,830	3,229	1,929
Company Owned Life Insurance	356	1,222	304
Interchange Fee Income	2,476	2,482	2,332
Other Operating Income	882	427	461
Subtotal	8,776	11,628	8,963
Net Gains on Loans	2,654	1,863	1,030
Net Gains on Securities	993	590	516
Total Non-interest Income	$12,423	$14,081	$10,509

Service charges on deposit accounts declined $872,000, or 39%, during the second quarter of 2020 compared with the first quarter of 2020 and declined $659,000, or 33%, compared with the second quarter of 2019. The decline during the second quarter of 2020 compared with the both the first quarter of 2020 and the second quarter of 2019 was largely related to the economic impacts of the COVID-19 pandemic and resulting change in deposit customer activity.

Insurance revenues declined $1,399,000, or 43%, during the quarter ended June 30, 2020, compared with the first quarter of 2020 and declined $99,000, or 5%, compared with the second quarter of 2019. The decline during the second quarter of 2020 compared with the first quarter of 2020 was primarily due to contingency revenue. Contingency revenue during the first quarter of 2020 totaled $1,319,000 compared with no contingency revenue during the second quarter of 2020. Contingency revenue is reflective of claims and loss experience with insurance carriers that the Company represents through its property and casualty insurance agency. Typically, the majority of contingency revenue is recognized during the first quarter of the year.

Company owned life insurance revenue declined $866,000, or 71%, during the quarter ended June 30, 2020, compared with the first quarter of 2020 and increased $52,000, or 17%, compared with the second quarter of 2019. The decline in the second quarter of 2020 compared with the first quarter of 2020 was largely related to death benefits of $838,000 received from life insurance policies during the first quarter of 2020.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

10 of 16

Other operating income increased $455,000, or 107%, during the quarter ended June 30, 2020 compared with the first quarter of 2020 and increased $421,000, or 91%, compared with the second quarter of 2019. The increase during the second quarter of 2020 compared with the first quarter of 2020 was largely attributable to lower fair value adjustments associated with interest rate swap transactions with loan customers. The increase during the second quarter of 2020 compared with the second quarter of 2019 was largely attributable to lower fair value adjustments on interest rate swap transactions and the acquisition of Citizens First which was completed on July 1, 2019.

Net gains on sales of loans increased $791,000, or 42%, during the second quarter of 2020 compared with the first quarter of 2020 and increased $1,624,000, or 158%, compared with the second quarter of 2019. The increase during the second quarter of 2020 compared with both the first quarter of 2020 and the second quarter of 2019 was generally attributable to a higher sales volume, higher pricing levels on loans sold and an increased level of commitments to originate loans which resulted in a higher fair value adjustment on those commitments. Loan sales totaled $79.7 million during the second quarter of 2020, compared with $56.2 million during the first quarter of 2020 and $39.6 million during the second quarter of 2019.

The Company realized $993,000 in gains on sales of securities during the second quarter of 2020 compared with $590,000 during the first quarter of 2020 and $516,000 during the second quarter of 2019. The sales of securities in all periods was done as part of modest shifts in the allocations within the securities portfolio.

During the quarter ended June 30, 2020, non-interest expense totaled $28,088,000, a decline of $2,240,000, or 7%, compared with the first quarter of 2020, and an increase of $2,470,000, or 10%, compared with the second quarter of 2019.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

11 of 16

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Expense	6/30/2020	3/31/2020	6/30/2019
(dollars in thousands)

Salaries and Employee Benefits	$15,882	$17,400	$14,117
Occupancy, Furniture and Equipment Expense	3,481	3,581	3,212
FDIC Premiums	123	—	245
Data Processing Fees	1,763	1,686	1,803
Professional Fees	1,082	1,084	1,174
Advertising and Promotion	882	1,071	936
Intangible Amortization	909	960	802
Other Operating Expenses	3,966	4,546	3,329
Total Non-interest Expense	$28,088	$30,328	$25,618

Salaries and benefits declined $1,518,000, or 9%, during the quarter ended June 30, 2020 compared with the first quarter of 2020 and increased $1,765,000, or 13%, compared with the second quarter of 2019. The decline in salaries and benefits during the second quarter of 2020 compared with the first quarter of 2020 was primarily attributable to lower incentive plan costs, lower costs related to health insurance and retirement plan benefits, and the deferral of a portion of salary costs related to the origination of PPP loans. The increase in salaries and benefits during the second quarter of 2020 compared with the second quarter of 2019 was primarily attributable to the acquisition of Citizens First.

Occupancy, furniture and equipment expense declined $100,000, or 3%, during the second quarter of 2020 compared with the first quarter of 2020 and increased $269,000, or 8%, compared to the second quarter of 2019. The increase during the second quarter of 2020 compared with the second quarter of 2019 was primarily due to the operating costs of the Citizens First branch network.

FDIC premiums increased $123,000, or 100%, during the second quarter of 2020 compared with the first quarter of 2020 and declined $122,000, or 50%, compared with the second quarter of 2019. The change during the second quarter of 2020 to both comparative periods was related to credits received from the FDIC during the first and second quarters of 2020. The credits received were due to the reserve ratio of the deposit insurance fund exceeding the FDIC targeted levels. No credits were received during the second quarter of 2019.

Advertising and promotion expense declined $189,000, or 17%, in the second quarter of 2020 compared with the first quarter of 2020 and declined $54,000, or 6%, compared with the second quarter of 2019. The decline

NEWS RELEASE

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Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

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in the second quarter of 2020 compared with the first quarter of 2020 was largely related to an overall decline in advertising expense due in part to the COVID-19 pandemic, partially mitigated by an increased level of contributions.

Intangible amortization declined $51,000, or 5%, during the quarter ended June 30, 2020 compared with the first quarter of 2020 and increased $107,000, or 13%, compared with the second quarter of 2019. The increase in intangible amortization in the second quarter of 2020 compared with the second quarter of 2019 was attributable to the Citizens First acquisition completed during 2019.

Other operating expenses declined $580,000, or 13%, during the second quarter of 2020 compared with the first quarter of 2020 and increased $637,000, or 19%, compared with the second quarter of 2019. The decline during the second quarter of 2020 compared with the first quarter of 2020 was largely impacted by lower training and education expenses and reduced business travel and entertainment expenses, resulting from the effect of the travel restrictions and slowdown of economic activity related to the COVID-19 pandemic. The increase in the second quarter of 2020 compared with second quarter of 2019 was largely attributable to the Citizens First acquisition.

About German American
German American Bancorp, Inc. is a Nasdaq-traded (symbol: GABC) financial holding company based in Jasper, Indiana. German American, through its banking subsidiary German American Bank, operates 73 banking offices in 20 contiguous southern Indiana counties and eight counties in Kentucky. The Company also owns an investment brokerage subsidiary (German American Investment Services, Inc.) and a full line property and casualty insurance agency (German American Insurance, Inc.).

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

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Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in this press release. Factors that could cause actual experience to differ from the expectations expressed or implied in this press release include the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; potential deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; the severity and duration of the COVID-19 pandemic and its impact on general economic and financial market conditions and our business, results of operations and financial condition; our participation in the Paycheck Protection Program administered by the Small Business Administration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; potential cyber-attacks, information security breaches and other criminal activities; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions of the Federal Reserve Board; changes in accounting principles and interpretations; potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary; actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; impacts resulting from possible amendments or revisions to the Dodd-Frank Act and the regulations promulgated thereunder, or to Consumer Financial Protection Bureau rules and regulations; the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends; and other risk factors expressly identified in the Company’s filings with the United States Securities and Exchange Commission. Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements. It is intended that these forward-looking statements speak only as of the date they are made. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	June 30, 2020	March 31, 2020	June 30, 2019
ASSETS
Cash and Due from Banks	$53,081	$48,293	$48,634
Short-term Investments	227,275	43,832	41,623
Investment Securities	962,623	876,140	841,045

Loans Held-for-Sale	21,756	15,561	14,184

Loans, Net of Unearned Income	3,266,347	3,013,733	2,717,028
Allowance for Credit Losses	(42,431)	(36,641)	(16,239)
Net Loans	3,223,916	2,977,092	2,700,789

Stock in FHLB and Other Restricted Stock	13,368	13,968	13,048
Premises and Equipment	96,748	96,383	89,413
Goodwill and Other Intangible Assets	132,676	132,968	113,309
Other Assets	119,608	119,616	108,694
TOTAL ASSETS	$4,851,051	$4,323,853	$3,970,739

LIABILITIES
Non-interest-bearing Demand Deposits	$1,139,928	$869,847	$725,367
Interest-bearing Demand, Savings, and Money Market Accounts	2,267,092	2,008,757	1,805,694
Time Deposits	572,413	599,910	597,771
Total Deposits	3,979,433	3,478,514	3,128,832

Borrowings	219,700	207,965	305,940
Other Liabilities	57,244	53,834	36,556
TOTAL LIABILITIES	4,256,377	3,740,313	3,471,328

SHAREHOLDERS' EQUITY
Common Stock and Surplus	300,514	301,400	254,935
Retained Earnings	263,011	253,780	233,269
Accumulated Other Comprehensive Income	31,149	28,360	11,207
SHAREHOLDERS' EQUITY	594,674	583,540	499,411

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$4,851,051	$4,323,853	$3,970,739

END OF PERIOD SHARES OUTSTANDING	26,497,291	26,540,031	24,992,238

TANGIBLE BOOK VALUE PER SHARE (1)	$17.44	$16.98	$15.45

(1) Tangible Book Value per Share is defined as Total Shareholders' Equity less Goodwill and Other Intangible Assets divided by End of Period Shares Outstanding.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended			Six Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
INTEREST INCOME
Interest and Fees on Loans	$38,080	$37,858	$35,046	$75,938	$70,165
Interest on Short-term Investments	84	158	85	242	226
Interest and Dividends on Investment Securities	5,377	5,555	5,905	10,932	11,834
TOTAL INTEREST INCOME	43,541	43,571	41,036	87,112	82,225

INTEREST EXPENSE
Interest on Deposits	3,743	5,657	5,759	9,400	11,175
Interest on Borrowings	1,339	1,658	1,636	2,997	3,818
TOTAL INTEREST EXPENSE	5,082	7,315	7,395	12,397	14,993

NET INTEREST INCOME	38,459	36,256	33,641	74,715	67,232
Provision for Credit Losses	5,900	5,150	250	11,050	925
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	32,559	31,106	33,391	63,665	66,307

NON-INTEREST INCOME
Net Gain on Sales of Loans	2,654	1,863	1,030	4,517	2,011
Net Gain on Securities	993	590	516	1,583	671
Other Non-interest Income	8,776	11,628	8,963	20,404	19,485
TOTAL NON-INTEREST INCOME	12,423	14,081	10,509	26,504	22,167

NON-INTEREST EXPENSE
Salaries and Benefits	15,882	17,400	14,117	33,282	29,161
Other Non-interest Expenses	12,206	12,928	11,501	25,134	23,216
TOTAL NON-INTEREST EXPENSE	28,088	30,328	25,618	58,416	52,377

Income before Income Taxes	16,894	14,859	18,282	31,753	36,097
Income Tax Expense	2,639	2,387	3,011	5,026	5,759

NET INCOME	$14,255	$12,472	$15,271	$26,727	$30,338

BASIC EARNINGS PER SHARE	$0.54	$0.47	$0.61	$1.01	$1.21
DILUTED EARNINGS PER SHARE	$0.54	$0.47	$0.61	$1.01	$1.21

WEIGHTED AVERAGE SHARES OUTSTANDING	26,502,731	26,663,604	24,992,238	26,583,167	24,982,107
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	26,502,731	26,663,604	24,992,238	26,583,167	24,982,107

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

		Three Months Ended			Six Months Ended
		June 30,	March 31,	June 30,	June 30,	June 30,
		2020	2020	2019	2020	2019
EARNINGS PERFORMANCE RATIOS
	Annualized Return on Average Assets	1.20%	1.15%	1.56%	1.18%	1.56%
	Annualized Return on Average Equity	9.71%	8.66%	12.60%	9.19%	12.78%
	Annualized Return on Average Tangible Equity (1)	12.53%	11.27%	16.41%	11.91%	16.78%
	Net Interest Margin	3.59%	3.74%	3.84%	3.66%	3.86%
	Efficiency Ratio (2)	54.36%	59.39%	57.10%	56.86%	57.67%
	Net Overhead Expense to Average Earning Assets (3)	1.43%	1.63%	1.69%	1.53%	1.69%

ASSET QUALITY RATIOS
	Annualized Net Charge-offs to Average Loans	0.01%	0.06%	0.04%	0.03%	0.04%
	Allowance for Credit Losses to Period End Loans	1.30%	1.22%	0.60%
	Non-performing Assets to Period End Assets	0.40%	0.44%	0.32%
	Non-performing Loans to Period End Loans	0.59%	0.61%	0.44%
	Loans 30-89 Days Past Due to Period End Loans	0.23%	0.71%	0.39%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
	Average Assets	$4,751,772	$4,335,841	$3,908,669	$4,543,804	$3,897,757
	Average Earning Assets	$4,389,526	$3,975,054	$3,585,169	$4,182,290	$3,577,115
	Average Total Loans	$3,253,169	$3,059,398	$2,721,630	$3,156,284	$2,720,227
	Average Demand Deposits	$1,074,739	$847,891	$715,681	$961,315	$703,462
	Average Interest Bearing Liabilities	$3,034,290	$2,867,779	$2,674,631	$2,951,035	$2,691,376
	Average Equity	$587,472	$575,995	$484,891	$581,733	$474,619

	Period End Non-performing Assets (4)	$19,556	$19,079	$12,523
	Period End Non-performing Loans (5)	$19,131	$18,454	$11,888
	Period End Loans 30-89 Days Past Due (6)	$7,554	$21,500	$10,605

	Tax Equivalent Net Interest Income	$39,243	$36,984	$34,354	$76,227	$68,653
	Net Charge-offs during Period	$110	$440	$254	$550	$509

(1)	Average Tangible Equity is defined as Average Equity less Average Goodwill and Other Intangibles.
(2)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(3)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(4)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Other Real Estate Owned.
(5)	Non-performing loans are defined as Non-accrual Loans and Loans Past Due 90 days or more.
(6)	Loans 30-89 days past due and still accruing.